EXHIBIT 99
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                  AGREEMENT FOR JOINT FILING OF SCHEDULE 13G
                  ------------------------------------------


     The undersigned hereby agree that the Schedule 13G being filed with the Securities and Exchange Commission to report their beneficial ownership of more than 5% of the common shares of InterCounty Bancshares, Inc., an Ohio corporation, shall be, and is, filed on behalf of each of the undersigned.






January 27, 1999                  /s/ B. Anthony Williams
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Date                              B. Anthony Williams




January 27, 1999                  /s/ Janet M. Williams
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Date                              Janet M. Williams






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